UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 30, 2010

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 10, 2010, certain of the directors of BioSphere Medical, Inc. (“BioSphere”) were named as defendants in a putative class action complaint, captioned Fessahaye v. Faleschini, et al., C.A. No. 5553-CC, filed in the Court of Chancery of the State of Delaware. The action, purportedly brought on behalf of a class of BioSphere stockholders, alleges that certain of BioSphere’s directors purportedly breached their fiduciary duties in connection with the proposed merger with Merit Medical Systems, Inc. by failing to maximize shareholder value and obtain the best financial and other terms. The complaint includes requests for declaratory, injunctive and other equitable relief, including enjoining BioSphere from consummating the proposed merger, in addition to fees and costs.  On July 19, 2010, plaintiff filed an amended complaint adding BioSphere Medical, Inc. as a defendant and further alleging that BioSphere’s preliminary proxy statement failed to provide material information and provided materially misleading information relating to the proposed merger.

Although the defendants continue to deny liability with respect to the claims alleged in the action, on August 30, 2010, plaintiff (on behalf of himself and the members of the putative class) and all defendants entered into a definitive agreement to settle the litigation. The definitive settlement agreement is subject to approval by the Court and, if approved, will result in dismissal of all of the claims in the lawsuit.  The final settlement hearing is currently scheduled for November 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2010	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer